Exhibit 1.1

Execution Version

OWENS CORNING

(a Delaware corporation)

5.500% Senior Notes due 2027

5.700% Senior Notes due 2034

5.950% Senior Notes due 2054

UNDERWRITING AGREEMENT

Dated: May 29, 2024

i

ii

OWENS CORNING

(a Delaware corporation)

$500,000,000 5.500% Senior Notes due 2027

$800,000,000 5.700% Senior Notes due 2034

$700,000,000 5.950% Senior Notes due 2054

UNDERWRITING AGREEMENT

May 29, 2024

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Owens Corning, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of (i) $500,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2027 (the “2027 Securities”), (ii) $800,000,000 aggregate principal amount of the Company’s 5.700% Senior Notes due 2034 (the “2034 Securities”) and (iii) $700,000,000 aggregate principal amount of the Company’s 5.950% Senior Notes due 2054 (the “2054 Securities,” and collectively with the 2027 Securities and the 2034 Securities, the “Securities”). Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Securities will be issued pursuant to an indenture, dated as of June 2, 2009 (the “Base Indenture”), between the Company, the subsidiary guarantors party thereto and Wells Fargo, National Association, as trustee (the “Trustee”). Certain terms of the Securities will be established pursuant to (i) a supplemental indenture with respect to the 2027 Securities (the “2027 Securities Supplemental Indenture”), (ii) a supplemental indenture with respect to the 2034 Securities (the

“2034 Securities Supplemental Indenture”) and (iii) a supplemental indenture with respect to the 2054 Securities (the “2054 Securities Supplemental Indenture,” and collectively with the 2027 Securities Supplemental Indenture and the 2034 Securities Supplemental Indenture, the “Supplemental Indentures,” and each a “Supplemental Indenture”) to the Base Indenture (the Base Indenture, as amended and supplemented through and including the Supplemental Indentures, the “Indenture”). The Securities will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Time (as defined in Section 2(c) below), between the Company and the Depositary.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Registration No. 333-279742), covering the public offering and sale of certain securities, including the Securities, by the Company, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus supplement used in connection with the offering of the Securities, if any, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, and the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 4:00 p.m., New York City time, on May 29, 2024 or such other time as agreed by the Company and the Underwriters.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time and the information included on Schedule B hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by it being specified in Schedule D.1 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental body, regulatory body, administrative agency or other entity of whatever nature.

“Subsidiary” means, with respect to any specified person:

(1)  any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”); and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, at or after the Execution Time.

SECTION 1.  Representations and Warranties.

(a)  Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time and the Closing Time (as defined below), and agrees with each Underwriter, as follows:

(i)  Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened. The Company has complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations promulgated thereunder.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations or the 1939 Act. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents filed by the Company incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and 1934 Act Regulations.

(ii)  Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time or at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Trustee or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information (i) in the first paragraph under the heading “Underwriting (Conflicts of Interest)–Commissions and Discounts” in the Prospectus, (ii) in the third and fourth sentences of the first paragraph under the heading “Underwriting (Conflicts of Interest)–New Issue of Notes” in the Prospectus and (iii) in the first sentence of the first paragraph and the second paragraph under the heading “Underwriting (Conflicts of Interest)–Short Positions and Price Stabilization” in the Prospectus (collectively, the “Underwriter Information”).

(iii)  Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)  Distribution of Offering Material by the Company. In connection with the offer and sale of the Securities, the Company has not distributed or approved for distribution any written communication (as defined in Rule 405) to potential investors undertaken in reliance on Rule 163B under the 1933 Act Regulations (a “Written Testing-the-Waters Communication”) other than those listed on Schedule D.2 hereto and the

Company has not authorized anyone to prepare Written Testing-the-Waters Communications. Any Written Testing-the-Waters Communication, when taken together with the General Disclosure Package at the Applicable Time did not, and at the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Written Testing-the-Waters Communication in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(v)  Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the Execution Time, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(vi)  Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii)  Capitalization. The authorized, issued and outstanding shares of capital stock of the Company as of March 31, 2024 are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” and the related footnotes.

(viii)  No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no Material Adverse Effect and (B) there have been no transactions entered into by the Company or any of its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise.

(ix)  Incorporation. Each of the Company and its Subsidiaries has been duly incorporated, formed or otherwise organized and is validly existing as a corporation, limited liability company, partnership or other company form in good standing under the laws of the jurisdiction in which it is chartered, formed or organized, with full corporate, limited liability company, partnership or other company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company, partnership or other company form and is in good standing under the laws of each jurisdiction that requires such qualification except where the failure to have such power, be so qualified or in good standing has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x)  Capital Stock. All the outstanding capital stock of the Company and each of its Subsidiaries which is a corporation has been duly and validly authorized and issued and is fully paid and nonassessable and, except as otherwise set forth in the General Disclosure Package and each preliminary prospectus, all of the capital stock, limited liability company interests or partnership interests, as applicable, of the Company’s Subsidiaries, to the extent owned by the Company either directly or through its Subsidiaries, is owned by the Company free and clear of any security interests, claims, liens or encumbrances.

(xi)  Debt Securities and Tax Disclosure. The statements (A) in each preliminary prospectus and the Prospectus under the headings “Summary,” “Material U.S. Federal Income Tax Considerations,” “Description of the Notes” and “Description of Debt Securities,” (B) in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2023 under the headings “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters,” and (C) in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 under the headings “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Environmental Matters,” fairly and accurately summarize in all material respects the matters described therein (insofar as they purport to describe the provisions of laws and documents referred to therein); and the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(xii)  Authorization. This Agreement and the Base Indenture have been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the 1939 Act; the Supplemental Indentures have been duly authorized by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Company, the Indenture will constitute a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (“Enforceability Exceptions”)); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Company and will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to Enforceability Exceptions).

(xiii)  Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities as described in the General Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xiv)  Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except those consents, approvals, authorizations, filings or orders that (A) have been obtained under the 1933 Act and the 1939 Act, (B) may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein, (C) as have been described in the General Disclosure Package or (D) the absence of which could not reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated herein.

(xv)  No Violation. None of the execution and delivery of this Agreement or the Supplemental Indentures, the sale of the Securities, the consummation of any other of the transactions herein contemplated, or the fulfillment of the terms hereof will result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries, or a Repayment Event (as defined below), pursuant to, (A) the charter or by-laws or comparable constituting documents of the Company or any of its Subsidiaries, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, which breach, default, violation or imposition would, in the case of clauses (B) and (C) above, have a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition that gives the holder of any note, debenture or other evidence of material indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries.

(xvi)  Registration Rights. No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(xvii)  Financial Statements. The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries, and, to the knowledge of the Company, Masonite International Corporation (“Masonite”) and its consolidated Subsidiaries, in each case, included or incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company or Masonite, as the case may be, as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the 1933 Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the pro forma financial information included or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial information included or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement, the pro forma financial information included or incorporated by reference in the preliminary prospectus, the Prospectus and the Registration Statement complies as to form with the applicable accounting requirements of Regulation S-X under the 1933 Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of that information. The selected financial data set forth under the caption “Summary—Selected Historical Consolidated Financial Data of Owens Corning” included in or incorporated by reference in any preliminary prospectus, the Prospectus and the Registration Statement and, to the knowledge of the Company, the selected financial data set forth under the caption “Summary—Selected Historical Financial Data of Masonite” included in or incorporated by reference in any preliminary prospectus, the Prospectus and the Registration Statement, in each case, fairly present in all material respects, on the basis stated in or incorporated by reference in each preliminary prospectus, the Prospectus and the Registration Statement, the information included therein. The interactive data in eXtensible Business Reporting Language with respect to the Company incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement and, to the knowledge of the Company, the interactive data in eXtensible Business Reporting Language with respect to Masonite incorporated by reference in the General Disclosure Package, the Prospectus and the Registration Statement, in each case, fairly present the information called for in all material respects and are prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xviii)  No Action. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (A) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby or (B) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xix)  Properties. The Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

(xx)  Conflict. Neither the Company nor any of its Subsidiaries is (i) in violation of any provision of its charter or bylaws or comparable constituting documents or (ii) in violation of or default under (A) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (B) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, with respect to clause (ii) (A) and (B) above, for such violations or defaults that would not have a Material Adverse Effect.

(xxi)  Independent Public Accountants of Owens Corning. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered their report with respect to the audited consolidated financial statements and the schedule included or incorporated by reference in the General Disclosure Package and the Prospectus, are independent public accountants with respect to the Company in accordance with the rules of the Public Company Accounting Oversight Board and within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(xxii)  Independent Public Accountants of Masonite. To the knowledge of the Company, Ernst & Young LLP, who have certified certain financial statements of Masonite and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the General Disclosure Package and the Prospectus, were independent public accountants with respect to Masonite in accordance with the rules of the Public Company Accounting Oversight Board and within the meaning of the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

(xxiii)  Taxes and Duties. There are no stamp or other transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the sale of the Securities.

(xxiv)  Tax Matters. The Company has filed all tax returns that are required to be filed by it or has requested extensions thereof (except in each case in which the failure to so file or so request an extension would not have a Material Adverse Effect) and has paid all taxes (including any interest imposed thereon, or any penalties or additions to tax imposed with respect thereto) and any other similar assessments or fines levied against it to the extent that any of the foregoing is due and payable, except for any such tax, assessment, or fine that is currently being contested in good faith or as would not have a Material Adverse Effect.

(xxv) Labor. No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, in each case that could have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxvi)  Insurance. (A) The Company and each of its Significant Subsidiaries (as defined under Item 1-02(w) of Regulation S-X) have insurance covering their respective material properties, material operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are customary for companies whose businesses are similar to the Company and each of its Subsidiaries, respectively, and (B) neither the Company nor any of its Subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from substantially similar insurers as may be necessary to continue its business, except, in the case of (i) and (ii), as would not have a Material Adverse Effect or except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxvii)  Dividend Restrictions. None of the Company’s wholly owned U.S. domestic Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company or a Subsidiary of the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or as set forth in the Third Amended and Restated Receivables Purchase Agreement, dated as of March 1, 2024, by and among Owens Corning Receivables LLC, Owens Corning Sales, LLC, the various conduit purchasers, related committed purchasers, LC banks and purchaser agents from time to time party thereto, PNC Bank, National Association, as administrator, and PNC Capital Markets LLC, as structuring agent, as amended, amended and restated, refinanced, supplemented or modified from time to time.

(xxviii)  Licenses. The Company possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxix)  Internal Controls. The Company and its Subsidiaries collectively maintain (A) effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and (B) a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s and its Subsidiaries’ internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s and its Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s and its Subsidiaries’ internal control over financial reporting. The Company and its Subsidiaries collectively maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act); such disclosure controls and procedures are effective; and the Company’s and its Subsidiaries’ internal control over financial reporting is effective and, except as described in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(xxx)  Absence of Manipulation. The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxxi)  Compliance with Environmental Laws. The Company and its Subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (with respect to exposure to hazardous or toxic substances), the environment or natural resources, including any laws or regulations relating to the storage, release, disposal or other handling or management of hazardous or toxic substances or wastes, pollutants or contaminants, asbestos or asbestos-related products or similar wastes, materials or substances (“Environmental Laws”), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, including as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except where such non-compliance with Environmental Laws, failure to receive or to comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxii)  Review of Effect of Environmental Laws. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties relating to Environmental Laws). On the basis of such review, the Company has concluded that such associated costs and liabilities would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxiii)  ERISA. Except as set forth in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or by any trade or business (whether or not incorporated) which, together with the Company or any Subsidiary, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)or Section 4001 of ERISA (an “ERISA Affiliate”) for employees or former employees of the Company and its ERISA Affiliates (a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except where the failure to comply with such applicable statutes, orders, rules and regulations would not, individually or in the aggregate, have a Material Adverse Effect; (B) as of the date hereof, no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such Plan excluding transactions effected pursuant to a statutory or administrative exemption and except such transactions that would not, individually or in the aggregate, have a Material Adverse Effect; (C) each such Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or is based on a form which has received a favorable opinion letter, on which the Company or its applicable ERISA Affiliate is entitled to rely from the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 (or has submitted, or is within the remedial amendment period for submitting, an application for such a determination letter and is awaiting a response from the Internal Revenue Service), and, as of the date hereof, the Company has no knowledge of any event or condition that would result in the revocation or failure to issue any such determination letter or opinion letter; (D) for each such Plan sponsored by the Company that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, there has been no failure to satisfy the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, except as would not have a Material Adverse Effect; and (E) no “reportable event” (within the meaning of Section 4043 of ERISA) has occurred with respect to any such Plan that is subject to Title IV of ERISA, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxiv)  Sarbanes-Oxley. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(xxxv)  No Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii)

made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxvi)  Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with (A) to the knowledge of the Company, applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (B) the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)  No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any director, officer, employee, agent or affiliate of the Company or any of its Subsidiaries, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of Commerce, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, a member state of the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region and the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Syria or any other Covered Region of Ukraine identified pursuant to Executive Order 14065 (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in any manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past ten years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country in a manner, in either case, that violates Sanctions. The Company and its Subsidiaries have implemented and maintained in effect, and continue to maintain in effect, policies and procedures designed to promote compliance by the Company and its Subsidiaries and their respective directors, officers, employees and agents with Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Company, its and its Subsidiaries’ directors, employees and agents, are in compliance with Sanctions in all material respects.

(xxxviii)  Intellectual Property. The Company and its Subsidiaries possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or patentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of its respective businesses will not conflict in any material respect with any such rights of others, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and the Company and its Subsidiaries have not received any written notice of any claim of infringement of, or written notice of any conflict with, any such rights of others, except where such claim of infringement or written notice of any conflict, if adjudicated unfavorably against the Company, has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxix)  Affiliation With Underwriters. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters.

(xl)  Immunity. Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of New York.

(xli)  Cybersecurity; Data Protection. Except as has not had or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted and (ii) to the knowledge of the Company, the IT Systems are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants designed to permit unauthorized access or activity. The

Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to such IT Systems or Personal Data, except for those that have been remedied without material cost to or liability of the Company and its Subsidiaries or the duty of the Company or any of its Subsidiaries to notify any other person, nor are there any incidents under internal review or investigations relating to such IT Systems or Personal Data and the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its Subsidiaries, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(xlii)  Certificates. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)  Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the purchase price set forth in Schedule B, the principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)  Public Offer. The Company is advised by the Underwriters that the Underwriters propose to make a public offering of the Securities, as described in the General Disclosure Package and the Prospectus, as soon after the Execution Time as in the Underwriters’ judgment is advisable.

(c)  Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule B hereto or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Time”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of the Depositary unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than one business day in advance of the Closing Time.

SECTION 3.  Covenants of the Company. (A) The Company agrees with each Underwriter that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus or any preliminary prospectus) to the prospectus contained in the Registration Statement unless the Company has furnished to the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement without the prior written consent of the Representatives, which consent shall not be withheld unreasonably, unless the Company is required by law to make such filing before consent can be given.

(b)  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed (without reliance on Rule 424(b)(8)) and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, subject to this Section 3(b), any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement (including any filings under Rule 462(b) under the 1933 Act), or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (vi) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the General Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the General Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the General Disclosure Package to correct such statement or omission and (iii) supply any amendment or supplement to the Underwriters in such quantities as the Underwriters may reasonably request.

(d)  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the 1933 Act Regulations (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the 1933 Act or the 1934 Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company will promptly (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of Section 3(b), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the several Underwriters and counsel for the Underwriters, without charge, in such quantities as the Underwriters may reasonably request; provided that the Company shall not file or use any such amendment, supplement or new registration statement to which the Underwriters or counsel for the Underwriters shall reasonably object on a timely basis; but provided further that the Company may file such amendment, supplement or registration statement, if, in the reasonable judgment of the Company, upon advice of counsel, such filing is necessary in order to comply with applicable law. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

(e)  The Company will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to the stockholders of the Company, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed and generally made available to the public and (ii) such additional information concerning the business and financial condition of the Company, including an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act Regulations, as the Representatives may from time to time reasonably request (such statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to their stockholders).

(f)  The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the signed Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act Regulations) by an Underwriter or dealer may be required by the 1933 Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each preliminary prospectus, the Prospectus, any Written Testing-the-Waters Communication and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g)  The Company will use reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h)  During the period commencing on the date hereof and ending on the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the 1934 Act Regulations, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the 1933 Act in respect of, any debt securities of the Company similar to the Securities or securities exchangeable for or convertible into debt securities similar to the Securities (other than as contemplated by this Agreement with respect to the Securities).

(i)  The Company will prepare a final term sheet containing only a description of the Securities, in a form approved by the Underwriters and attached as Schedule C hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(j)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k)  The Company agrees with each Underwriter that, unless it has or shall have obtained the prior written consent of the Underwriters, and each Underwriter, severally and not jointly, agrees with the Company, unless it has or shall have obtained the prior written consent of the Company, other than one or more Bloomberg term sheets relating to the Securities containing customary information and conveyed to purchasers of the Securities, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule D.1 hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which (x) such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or any preliminary prospectus or (y) when considered together with the General Disclosure Package, included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and shall promptly provide such amended or supplemented Issuer Free Writing Prospectus to the Underwriters. Such notification from the Company to the Underwriters shall direct the Underwriters to suspend use of such Issuer Free Writing Prospectus until the Company shall have provided the Underwriters an amended or supplemented Issuer Free Writing Prospectus as contemplated above, in which case the Underwriters will cease using such Issuer Free Writing Prospectus until such time as the Company shall have provided them such amended or supplemented Issuer Free Writing Prospectus.

(l)  The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the Depositary.

(m)  If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Underwriters so that any use of such Written Testing-the-Waters Communication may cease until it is amended or supplemented.

(n)  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

SECTION 4.  Payment of Expenses.

(a)  Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation and delivery of the certificates for the Securities to the

Underwriters, including any issue, transfer taxes and any stamp or other duties payable upon the sale or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith, (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus, each Written Testing-the-Waters Communication, and the Prospectus and any amendments or supplements thereto, (vi) the fees and expenses of the trustee for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the filing fees required to be made with the Financial Industry Regulatory Authority (“FINRA”), including the reasonable fees and disbursements of counsel to the Underwriters in connection therewith, (ix) any fees payable in connection with the rating of the Securities with the ratings agencies, and (x) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer.

(b)  Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(m), Section 9(a)(i) or (iii) or Section 10 (other than with respect to any defaulting Underwriter), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Time, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)  Effectiveness of Registration Statement. At the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or be pending or, to the Company’s knowledge, threatened; and the Company shall have complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Filing Fee Tables” in accordance with Rule 456(b)(1)(ii) under the 1933 Act Regulations either in a post-effective amendment to the Registration Statement or as an exhibit to a prospectus filed pursuant to Rule 424(b).

(b)  Prospectus. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); and any other material required to be filed by the Company pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(c)  Opinion of Counsel for Company. The Company shall have requested and caused Jones Day, counsel for the Company, to have furnished to the Underwriters its opinion, dated the Closing Time and addressed to the Underwriters and in form and substance reasonably satisfactory to the Underwriters.

(d)  Opinion of Counsel for Underwriters. At the Closing Time, the Underwriters shall have received an opinion and negative assurance letter, dated the Closing Time, of Weil, Gotshal & Manges LLP, counsel for the Underwriters, relating to matters as the Underwriters may reasonably require.

(e)  Officers’ Certificate. The Company shall have furnished to the Underwriters a certificate of the Company, signed by (x) the Chairman of the Board, the President or the Chief Financial Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)  the representations and warranties of the Company in this Agreement are true and correct as of the Closing Time with the same effect as if made at the Closing Time and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

(ii)  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened, which has not been stayed or vacated, before any agency, court or other governmental body of any jurisdiction; and

(iii)  since the respective dates as of which information is given in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(f)  Chief Financial Officer’s Certificate. The Company shall have furnished to the Underwriters, at the Execution Time and at the Closing Time, a certificate of the Company, signed by the Chief Financial Officer, in form and substance satisfactory to the Underwriters.

(g)  Comfort Letters. The Company shall have requested and caused PricewaterhouseCoopers LLP and Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Time, letters, (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Time, in form and substance satisfactory to the Underwriters.

(h)  Material Changes. Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)  Ratings. Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by S&P Global Ratings, Moody’s Investors Service, Inc., Fitch Ratings Inc. or any of their respective successors, or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)  Certificates. Prior to the Closing Time, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)  Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)  Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party, except as provided in Section 4(b) and except that Sections 1, 6, 7, 8, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)  Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act Regulations (each, an “Affiliate”)), its selling agents, partners, members, directors, officers, employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any “road show” (as defined in Rule 433 under the 1933 Act Regulations) or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)  Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)  Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim, and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)  Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, bear to the aggregate public offering price of the Securities, in each case, as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, partners, members, directors, officers, employees or any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.  Termination of Agreement.

(a)  Termination. The Underwriters may terminate this Agreement by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, in each case the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, (iv) if trading generally on the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (vi) if a banking moratorium has been declared by either federal or New York authorities.

(b)  Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4(b), and provided further that Sections 1, 6, 7, 8, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by an Underwriter. If one of the Underwriters shall fail at the Closing Time to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the other Underwriters (the “non-defaulting Underwriters”) shall have the right, within 36 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such purchase within such 36-hour period, then:

(i)  if the principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the non-defaulting Underwriters shall be obligated, severally and not jointly, in the proportion to the aggregate principal amount of the Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Securities set forth the names of all such non- defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the full amount thereof; or

(ii)  if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either the (i) non-defaulting Underwriter or (ii) the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (a) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10035, Attention: Investment Banking Division, with a copy to the Legal Department, (b) BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: 212-901-7881, (c) Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, and (d) Wells Fargo Securities, LLC, 550 South Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Facsimile: (704) 410-0326, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; notices to the Company shall be directed to One Owens Corning Parkway, Toledo, Ohio 43659, Telephone: (419) 248-8000, Attention: Investor Relations, with a copy to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio, 44114, Facsimile: (216) 579-0212, Attention: Michael J. Solecki and Andrew C. Thomas.

SECTION 12. USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 13. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its Subsidiaries or any of the

Company’s stockholders, creditors, employees, beneficiaries, trustees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its Subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement or the process leading thereto and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

SECTION 14. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following:

(i)  a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)  a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)  a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 15. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18. Submission to Jurisdiction. Each of the parties hereto hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party, and may be enforced in any court to the jurisdiction of which such party is subject by a suit upon such judgment.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 21. Counterparts; Electronic Signature. This Agreement may be executed by facsimile or other electronic transmission and in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 23. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

SECTION 24. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this offering, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
OWENS CORNING

By:	/s/ Todd W. Fister
Name:	Todd W. Fister
Title:	Executive Vice President and
Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Tammy Serbee
Name:	Tammy Serbee
Title:	Managing Director

BOFA SECURITIES, INC.

By:	/s/ Christopher Cote
Name:	Christopher Cote
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name:	Carolyn Hurley
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Aggregate Principal Amount of 2027 Securities to be Purchased	Aggregate Principal Amount of 2034 Securities to be Purchased	Aggregate Principal Amount of 2054 Securities to be Purchased
Morgan Stanley & Co. LLC	$77,500,000	$124,000,000	$108,500,000
BofA Securities, Inc.	70,000,000	112,000,000	98,000,000
Citigroup Global Markets Inc.	70,000,000	112,000,000	98,000,000
Wells Fargo Securities, LLC	70,000,000	112,000,000	98,000,000
PNC Capital Markets LLC	45,000,000	72,000,000	63,000,000
Credit Agricole Securities (USA) Inc.	32,500,000	52,000,000	45,500,000
Scotia Capital (USA) Inc.	32,500,000	52,000,000	45,500,000
BNP Paribas Securities Corp.	28,750,000	46,000,000	40,250,000
Fifth Third Securities, Inc.	28,750,000	46,000,000	40,250,000
ING Financial Markets LLC	15,000,000	24,000,000	21,000,000
HSBC Securities (USA) Inc.	15,000,000	24,000,000	21,000,000
J.P. Morgan Securities LLC	15,000,000	24,000,000	21,000,000
Total	$ 500,000,000	$800,000,000	$700,000,000

SCHEDULE B

Pricing Terms

Underwriting Agreement dated May 29, 2024

Registration Statement No. 333-279742

Representatives:	Morgan Stanley & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC

Title, Purchase Price and Description of Securities:

Title: 5.500% Senior Notes due 2027

Principal amount: $500,000,000

Maturity: June 15, 2027

Purchase price (including accrued interest or amortization, if any): 99.530%

Sinking fund provisions: None.

Redemption provisions: Prior to May 15, 2027, greater of par and a make whole at the Treasury Rate plus 15 basis points; after May 15, 2027, par.

Title: 5.700% Senior Notes due 2034

Principal amount: $800,000,000

Maturity: June 15, 2034

Purchase price (including accrued interest or amortization, if any): 98.977%

Sinking fund provisions: None.

Redemption provisions: Prior to March 15, 2034, greater of par and a make whole at the Treasury Rate plus 20 basis points; after March 15, 2034, par.

Title: 5.950% Senior Notes due 2054

Principal amount: $700,000,000

Maturity: June 15, 2054

Purchase price (including accrued interest or amortization, if any): 97.799%

Sinking fund provisions: None.

Redemption provisions: Prior to December 15, 2053, greater of par and a make whole at the Treasury Rate plus 20 basis points; after December 15, 2053, par.

Closing Time and Location:   May 31, 2024 at 10:00 a.m. at Weil, Gotshal & Manges

LLP, 767 Fifth Avenue, New York, New York 10053

Type of Offering: Non-delayed

SCHEDULE C

Owens Corning

Pricing Term Sheet

This pricing term sheet to the preliminary prospectus supplement dated May 28, 2024 should be read together with the preliminary prospectus supplement before making a decision in connection with an investment in the securities. The information in this pricing term sheet supersedes the information contained in the preliminary prospectus supplement to the extent that it is inconsistent therewith. Terms used but not defined herein have the meaning ascribed to them in the preliminary prospectus supplement.

$500,000,000 5.500% Senior Notes due 2027

Issuer:	Owens Corning

Expected Ratings (Moody’s / S&P / Fitch)*:	[Omitted]

Security:	5.500% Senior Notes due 2027

Principal Amount:	$500,000,000

Trade Date:	May 29, 2024

Settlement Date:	May 31, 2024 (T+2)

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2024

Maturity Date:	June 15, 2027

Coupon:	5.500%

Public Offering Price:	99.980% of the principal amount

Benchmark Treasury:	4.500% due May 15, 2027

Benchmark Treasury Price / Yield:	99-05 1/4 / 4.806%

Spread to Benchmark Treasury:	+70 basis points

Yield to Maturity:	5.506%

Optional Redemption Provisions:

Make-Whole Call:	Prior to May 15, 2027 (one month prior to their maturity), greater of par and a make whole at the Treasury Rate plus 15 basis points, plus accrued and unpaid interest to, but not including, the date of redemption.

Par Call:	On or after May 15, 2027 (one month prior to their maturity), par plus accrued and unpaid interest to, but not including, the date of redemption.

CUSIP / ISIN:	690742AN1 / US690742AN12

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC PNC Capital Markets LLC
Co-Managers:

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

BNP Paribas Securities Corp.

Fifth Third Securities, Inc.

ING Financial Markets LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

$800,000,000 5.700% Senior Notes due 2034

Issuer:	Owens Corning

Issuer:	Owens Corning

Expected Ratings (Moody’s / S&P / Fitch)*:	[Omitted]

Security:	5.700% Senior Notes due 2034

Principal Amount:	$800,000,000

Trade Date:	May 29, 2024

Settlement Date:	May 31, 2024 (T+2)

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2024

Maturity Date:	June 15, 2034

Coupon:	5.700%

Public Offering Price:	99.627% of the principal amount

Benchmark Treasury:	4.375% due May 15, 2034

Benchmark Treasury Price / Yield:	98-01 / 4.624%

Spread to Benchmark Treasury:	+112.5 basis points

Yield to Maturity:	5.749%

Optional Redemption Provisions:

Make-Whole Call:	Prior to March 15, 2034 (three months prior to their maturity), greater of par and a make whole at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest to, but not including, the date of redemption.

Par Call:	On or after March 15, 2034 (three months prior to their maturity), par plus accrued and unpaid interest to, but not including, the date of redemption.

CUSIP / ISIN:	690742AP6 / US690742AP69

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC PNC Capital Markets LLC
Co-Managers:

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

BNP Paribas Securities Corp.

Fifth Third Securities, Inc.

ING Financial Markets LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

$700,000,000 5.950% Senior Notes due 2054

Issuer:	Owens Corning

Expected Ratings (Moody’s / S&P / Fitch)*:	[Omitted]

Security:	5.950% Senior Notes due 2054

Principal Amount:	$700,000,000

Trade Date:	May 29, 2024

Settlement Date:	May 31, 2024 (T+2)

Interest Payment Dates:	June 15 and December 15, commencing December 15, 2024

Maturity Date:	June 15, 2054

Coupon:	5.950%

Public Offering Price:	98.674% of the principal amount

Benchmark Treasury:	4.250% due February 15, 2054

Benchmark Treasury Price / Yield:	92-04+ / 4.746%

Spread to Benchmark Treasury:	+130 basis points

Yield to Maturity:	6.046%

Optional Redemption Provisions:

Make-Whole Call:	Prior to December 15, 2053 (six months prior to their maturity), greater of par and a make whole at the Treasury Rate plus 20 basis points, plus accrued and unpaid interest to, but not including, the date of redemption.

Par Call:	On or after December 15, 2053 (six months prior to their maturity), par plus accrued and unpaid interest to, but not including, the date of redemption.

CUSIP / ISIN:	690742AQ4 / US690742AQ43

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. Citigroup Global Markets Inc. Wells Fargo Securities, LLC PNC Capital Markets LLC
Co-Managers:

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

BNP Paribas Securities Corp.

Fifth Third Securities, Inc.

ING Financial Markets LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified in this communication, which will be the second business day following the date of pricing of such notes (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle T + 2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing should consult their own advisor.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC toll-free at 1-866-718-1649, BofA Securities, Inc. toll-free at 1-800-294-1322, Citigroup Global Markets Inc. toll-free at 1-800-831-9146 or Wells Fargo Securities, LLC toll-free 1-800-645-3751.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE D

1.	Final Term Sheet dated May 29, 2024

2.	None